Exhibit 10.1

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made and entered into the 31st day of December, 2008, by and between DST Systems, Inc., a Delaware corporation ("DST") and Thomas A. McDonnell, an individual ("Executive").

     WHEREAS, Executive is now employed by DST, and DST and Executive desire for DST to continue to employ Executive on the terms and conditions set forth in this Agreement and to provide an incentive to Executive to remain in the employ of DST hereafter, particularly in the event of any Change in Control of DST (as herein defined), thereby establishing and preserving continuity of management of DST;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, it is agreed by and between DST and Executive as follows:

     1. EMPLOYMENT. DST hereby continues the employment of Executive as its President and Chief Executive Officer to serve from the date of this Agreement through December 31, 2010, unless earlier terminated as provided in Paragraph 4, and to have such duties, powers and responsibilities as may be prescribed by the Certificate of Incorporation and By-Laws of DST, subject to the powers vested in the DST Board of Directors ("DST Board") and in the stockholders of DST. Such term shall automatically extend for additional one year terms on each December 31st thereafter unless DST or Executive provides written notice to the other that the term of the Agreement is not to be further extended or the Agreement is terminated earlier than the next renewal date as provided in Paragraph 4. Executive shall faithfully perform his duties under this Agreement to the best of his ability and shall devote substantially all of his working time and efforts to the business and affairs of DST and its affiliates.

     2. COMPENSATION.

          (a) BASE COMPENSATION. DST shall pay Executive as compensation for his services hereunder an annual base salary ("Base Salary") at the rate of $750,000, which may be increased but not decreased during the term of this Agreement except by written agreement of the parties.

          (b) INCENTIVE COMPENSATION.

               (i) Executive shall be eligible for an annual incentive award ("Annual Incentive") for each year of his employment under this Agreement. Except as noted below, the Annual Incentive shall be paid and otherwise be subject to the terms of the DST Systems, Inc. 2005 Equity Incentive Plan and any successor thereto, each as amended from time to time (the "2005 Plan") and of any annual incentive program adopted by the Compensation Committee of the DST Board under the 2005 Plan ("DST Annual Incentive Program"). Subject to the terms of the DST Annual Incentive Program, Executive's Threshold, Target, and Maximum bonus opportunities under the DST Annual Incentive Program shall be the percentages shown below of Executive's Base Salary as of the beginning of each year:


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              Threshold               Target              Maximum
                 100%                  200%                 300%

The actual amount of any Annual Incentive will be based upon DST's performance in meeting specific goals set by the Compensation Committee of the DST Board in accordance with the 2005 Plan. DST reserves the right to change, revoke or terminate the DST Annual Incentive Program at any time; provided that, while the DST Annual Incentive Program is in effect, Executive's Threshold, Target and Maximum annual incentives will not be reduced below the percentages shown above.

     3. BENEFITS.

          (a) EQUITY PLAN PARTICIPATION. Executive shall be entitled to participate in the 2005 Plan in accordance with the terms thereof, at a level consistent with DST's practice regarding awards to senior executive officers. Awards under the 2005 Plan are granted in the discretion of the DST Board or Compensation Committee or other appropriate committee of the DST Board. It is understood that Executive will not be granted an equity award for any period prior to 2010, except for any Annual Incentive.

          (b) INCENTIVE, SAVINGS AND RETIREMENT PLANS. In addition to Base Salary and an Annual Incentive, Executive shall be entitled to participate during his employment hereunder in all incentive, savings and retirement plans, practices, policies and programs, whether or not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), that are from time to time applicable to other senior executives of DST in accordance with their terms as in effect from time to time.

          (c) WELFARE BENEFITS. During the employment period, Executive and/or his family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by DST (including medical, prescription, dental, disability, salary continuance, employee life, group life, dependent life, accidental death and travel accident insurance plans and programs) generally applicable to other senior executives of DST in accordance with their terms (including limitations on eligibility) as in effect from time to time. DST reserves the right to change, revoke or terminate any welfare benefit plan, practice, policy or program at any time.

          (d) FRINGE BENEFITS. During the employment period, Executive shall be entitled to fringe benefits applicable to other senior executives of DST.

          (e) VACATION. During the employment period, Executive shall be entitled to paid vacation time in accordance with DST's plans, practices, policies, and programs, but in no event shall such vacation time be less than four weeks per calendar year.

          (f) EXPENSES. During the employment period, Executive shall be entitled to receive prompt reimbursement for all ordinary and necessary business expenses incurred by Executive, upon the receipt by DST of an accounting in accordance with practices, policies and procedures of DST.

     4. TERMINATION.


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          (a)  TERMINATION BY EXECUTIVE.  Executive may terminate this Agreement and his employment hereunder by at least thirty (30) days advance written notice to DST, except that in the event of any material breach of this Agreement by DST, Executive may terminate this Agreement and his employment hereunder immediately upon notice to DST; provided, however, that DST's obligation to pay severance benefits shall be subject to Paragraph 7(e).

          (b) DEATH OR DISABILITY. This Agreement and Executive's employment hereunder shall terminate automatically on the death or disability of Executive. For purposes of this Agreement, Executive shall be deemed to be disabled if, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, Executive is receiving or is reasonably expected to receive income replacement benefits for a period of not less than three (3) months under an accident and health plan that covers him (or, if he is not covered, that covers DST's employees).

          (c) TERMINATION BY DST FOR CAUSE. DST may terminate this Agreement and Executive's employment "for cause" immediately upon notice to Executive. For purposes of this Agreement, termination "for cause" shall mean termination based upon any one or more of the following:

               (i) Any material breach of this Agreement by Executive which is not, or cannot be, cured (in each case in the sole judgment of the DST Board) within thirty (30) days after written notice of such breach to Executive;

               (ii) Executive's  dishonesty  involving DST or any  subsidiary of
                    DST;

               (iii) Gross  negligence or willful  misconduct in the performance of Executive's duties as determined in good faith by the DST Board;

               (iv) Willful   failure   by   Executive   to  follow   reasonable
                    instructions of the DST Board or any officer to whom Executive reports concerning the operations or business of DST or any subsidiary of DST;

               (v)  Executive's fraud or criminal activity; or

               (vi) Embezzlement or misappropriation by Executive.

          (d) TERMINATION BY DST OTHER THAN FOR CAUSE.

               (i) DST may terminate this Agreement and Executive's employment other than for cause immediately upon notice to Executive, and in such event, DST shall provide severance benefits to Executive in accordance with Paragraph 4(d)(ii) below.

               (ii) In the event of termination of Executive's employment under Paragraph 4(d)(i), DST shall, (A) within sixty (60) days after such termination, pay to Executive


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

a lump sum amount equal to twenty-four (24) months of the annual Base Salary referenced in Paragraph 2(a) above at the rate in effect immediately prior to termination, which amount shall be separation pay; and (B) for a period of twenty-four (24) months following such termination (the "Period"), if Executive elects continued group medical coverage for himself and his eligible dependents pursuant to COBRA, (1) provide such continued coverage for the lesser of the COBRA continuation period or the duration of the Period, with the same deductible and out-of-pocket expenses as apply to active employees (and their eligible dependents) from time to time during the COBRA continuation coverage period, and (2) for the period beginning on the expiration of COBRA continuation coverage and ending on the last day of the Period, monthly reimburse Executive for the cost of premiums for health plan benefits comparable to such benefit plans provided to Executive at the time of termination of active employment. In addition, during the Period, DST will reimburse Executive for the cost of premiums for life insurance coverage comparable to the coverage provided to Executive during active employment pursuant to this Agreement. Notwithstanding the foregoing, any reimbursement obligation set forth in this subparagraph (but, for purposes of clarity, not including the reimbursement obligation set forth in Paragraph 7) shall lapse as of the date comparable coverage in connection with other employment is made available to Executive regardless of whether Executive participates in such alternate coverage program. DST shall reimburse Executive for any federal, state and local income taxes due with respect to amounts paid hereunder for COBRA continuation coverage or for the cost of health or life insurance. The terms and conditions of this subparagraph shall continue until the end of the Period notwithstanding the death or disability of Executive during said period (except, in the event of death, the obligation to reimburse Executive for the cost of life insurance shall not continue). Executive shall receive, on the payment due date as provided in the DST Annual Incentive
Program, any Annual Incentive earned for the performance year in which Executive's employment terminated; provided, however, that such award shall be prorated to reflect only the portion of such performance year that precedes Executive's termination. To the extent required by Code Section 409A and guidance issued thereunder, such award shall be deferred in accordance with any applicable deferral requirements and elections in place with respect to such award and, to the extent deferred, such award shall be paid pursuant to the terms of deferral procedures in effect with respect to the DST Annual Incentive Program from time to time. Notwithstanding the receipt during the Period of separation pay as provided herein and the benefits that are generally available to executive employees of DST during the Period, (a) Executive shall not be entitled to accrue or receive such benefits during the Period except as set forth herein and (b) any contributions and benefits under applicable plans with respect to the year of termination shall be based solely upon compensation paid to Executive for periods prior to termination. In the year of termination, Executive shall be entitled to participate in the DST 401(k) Profit Sharing Plan and the DST Employee Stock Ownership Plan only if the Executive meets all requirements of such plans for participation in such year.

     5. NON-DISCLOSURE. During the term of this Agreement and at all times after any termination of this Agreement, Executive shall not, either directly or indirectly, use or disclose any DST trade secret, except to the extent necessary for Executive to perform his duties for DST while an employee. For purposes of this Agreement, the term "DST trade secret" shall mean any information regarding the business or activities of DST or any subsidiary or affiliate, including any formula, pattern, compilation, program, device, method, technique, process, customer list, technical information or other confidential or proprietary information, that (a) derives independent economic value, actual or potential, from not being generally known to, and


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

not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts of DST or its subsidiary or affiliate that are reasonable under the circumstance to maintain its secrecy. In the event of any breach of this Paragraph 5 by Executive, DST shall be entitled to terminate any and all remaining separation benefits under Paragraph 4(d)(ii) above and shall be entitled to pursue such other legal and equitable remedies as may be available.

     6. DUTIES UPON TERMINATION. Upon termination of this Agreement by DST or Executive for any reason, Executive shall immediately return to DST all DST trade secrets which exist in tangible form and shall sign such written resignations from all positions as an officer, director or member of any committee or board of DST and all direct and indirect subsidiaries and affiliates of DST as may be requested by DST and shall sign such other documents and papers relating to Executive's employment, benefits and benefit plans as DST may reasonably request.

     7. CONTINUATION OF EMPLOYMENT UPON CHANGE IN CONTROL.

          (a) CONTINUATION OF EMPLOYMENT. Subject to the terms and conditions of this Paragraph 7, in the event of a Change in Control of DST (as defined in Paragraph 7(c)) at any time during Executive's employment hereunder, Executive will remain in the employ of DST for a period of an additional three (3) years from the date of such Change in Control of DST (the "Control Change Date"). In the event of a Change in Control of DST, subject to the terms and conditions of this Paragraph 7, DST shall, for the three (3)-year period (the "Three-Year Period") immediately following the Control Change Date, continue to employ Executive at not less than the executive capacity Executive held immediately prior to the Change in Control of DST. During the Three-Year Period, DST shall continue to pay Executive salary on the same basis, at the same intervals, and at a rate not less than that, paid to Executive at the Control Change Date.

          (b) BENEFITS. During the Three-Year Period, Executive shall be entitled to participate, on the basis of his executive position, in each of the following plans (together, the "Specified Benefits") in existence, and in accordance with the terms thereof, at the Control Change Date:

               (i) any incentive compensation plan;

               (ii) any benefit plan, and trust fund associated therewith, related to (A) life, health, dental, disability, or accidental death and dismemberment insurance, (B) profit sharing, thrift or deferred savings (including deferred compensation, such as under Sec. 401(k) plans), (C) retirement or pension benefits, (D) ERISA excess benefits, and (E) tax favored employee stock ownership (such as under ESOP, TRASOP, TCESO or PAYSOP programs); and

               (iii) any other benefit plans hereafter made generally available to executives at Executive's level or to the employees of DST generally;

or, in the alternative, DST shall provide other plans under which at least equivalent compensation and benefits are available and in which Executive continues to participate on a


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

basis at least equivalent to his participation in the DST plans in effect immediately prior to the Control Change Date. In addition, the change in control provisions of the agreements and plans governing options, restricted shares, and other equity or incentive awards granted to Executive under the 2005 Plan or any other award plan of DST or its affiliates shall govern whether any such outstanding awards become exercisable or payable or vest in connection with a change in control, as defined in the applicable agreement or plan.

     (c) CHANGE IN CONTROL OF DST. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:

          (1) the Incumbent Directors cease for any reason to constitute at least seventy-five percent (75%) of the directors of DST then serving;

          (2) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than DST or any majority-owned subsidiary of DST, or an employee benefit plan of DST or of any majority-owned subsidiary of DST shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of DST representing twenty percent (20%) or more (calculated in accordance with Rule 13d-3) of the combined voting power of DST's then outstanding Voting Securities; provided, however, that a person's becoming such a beneficial owner shall not constitute a Change in Control if such person is party to an agreement that limits the ability of such person and its affiliates (as defined in Rule 12b-2 under the Exchange Act) to obtain and exercise control over the management and policies of DST;

          (3) a Reorganization Transaction is consummated, other than a Reorganization Transaction which results in the Voting Securities of DST outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least sixty percent (60%) of the total voting power represented by the Voting Securities of such surviving entity outstanding immediately after the Reorganization Transaction, if the voting rights of each Voting Security relative to the other Voting Securities were not altered in the Reorganization Transaction; or

          (4) the stockholders of DST approve a plan of complete liquidation of DST, other than in connection with a Reorganization Transaction.

     Notwithstanding the occurrence of any of the foregoing events, a Change in Control shall not occur with respect to Executive if, in advance of such event, Executive agrees in writing that such event shall not constitute a Change in Control.

     For purposes of this 7(c) and the definition of Change in Control, the following terms have the meaning set forth below:

          (1) "Incumbent Directors" means (i) an individual who was a member of the DST Board on May 10, 2005 (effective date of the 2005 Plan); or (ii) an individual whose election, or nomination for election by DST's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the DST Board then still in office


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

     who  were  members  of the DST  Board  on such  effective  date;  or  (iii)
     individuals whose election, or nomination for election by DST's stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the DST Board then still in office who were elected in the manner described in (i) or (ii) above; provided that no director whose election was in connection with a proposed transaction which, if consummated, would be a Change in Control shall be an Incumbent Director.

          (2) "Related Party" means (i) a  majority-owned  subsidiary of DST; or
     (ii) an employee or group of employees of DST or of any majority-owned subsidiary of DST; or (iii) an employee benefit plan of DST or of any majority-owned subsidiary of DST; or (iv) a corporation owned directly or indirectly by the stockholders of DST in substantially the same proportion as their ownership of the voting power of Voting Securities of DST.

          (3) "Reorganization Transaction" means a merger, reorganization, consolidation, or similar transaction or a sale of all or substantially all of DST's assets other than any such sale which would result in a Related Party owning or acquiring more than fifty percent (50%) of the assets owned by DST immediately prior to the sale.

          (4) "Voting Securities" of a corporation means securities of such corporation that are entitled to vote generally in the election of directors, but not including any other class of securities of such corporation that may have voting power by reason of the occurrence of a contingency.

          (d) TERMINATION AFTER CONTROL CHANGE DATE. Notwithstanding any other provision of this Paragraph 7, at any time after the Control Change Date, DST may, through its Board, terminate the employment of Executive (the "Termination"), but within five (5) days after the Termination it shall pay to Executive his full Base Salary through the Termination, to the extent not theretofore paid, plus a lump sum amount (the "Special Severance Payment") equal to the product of his annual Base Salary specified in Paragraph 7(a) hereof multiplied by the number of years and any portion thereof remaining in the Three-Year Period or, if the balance of the Three-Year Period after Termination is less than one year, for a period of one year from the Control Change Date (the "Extended Period" ). Specified Benefits to which Executive was entitled immediately prior to Termination shall continue until the end of the Three-Year Period or, if applicable, the Extended Period; provided that: (a) if any plan pursuant to which Specified Benefits are provided immediately prior to Termination would not permit continued participation by Executive after
Termination, then DST shall pay to Executive within five (5) days after Termination a lump sum payment equal to the amount of Specified Benefits Executive would have received if Executive had been fully vested and had been a continuing participant in such plan to the end of the Three-Year Period or, if applicable, the Extended Period (with the amount for health and life insurance coverage calculated as provided in Section 4(d)(ii) except basing the calculation on the Three-Year Period or, if applicable, the Extended Period);
(b) if Executive obtains new employment following Termination, then following any waiting period applicable to participation in any plan of the new employer, Executive shall continue to be entitled to receive benefits pursuant to this sentence only to the extent such benefits would exceed those available to Executive under comparable plans of the Executive's new employer (but Executive shall not be required to repay any amounts then already received by him), and
(c) Executive  shall  receive in a lump sum the  aggregate


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amount of the Annual  Incentives  that  would  have been  payable if DST had met
Target goals for each year of the Three-Year Period or, if applicable, the Extended Period (prorated for the final performance year if the Three-Year Period or the Extended Period, as the case may be, ends partially through such performance year); provided that the Annual Incentive for the performance period in which Executive's employment terminated shall be paid on the payment due date as provided in the DST Annual Incentive Program. To the extent required by Code
Section 409A and guidance issued thereunder, such award shall be deferred in accordance with any applicable deferral requirements and elections in place with respect to such award and, to the extent deferred, such award shall be paid pursuant to the terms of deferral procedures in effect with respect to the DST Annual Incentive Program from time to time.

          (e) RESIGNATION AFTER CONTROL CHANGE DATE. In the event of a Change in Control of DST, thereafter, upon good reason (as defined below) Executive may, at any time during the Three-Year Period or the Extended Period, in his sole discretion, resign his employment with DST only if: (i) Executive provides written notice to the Secretary of DST within ninety (90) days after the initial occurrence of a good reason event describing in detail the event and stating that Executive's employment will terminate upon a specified date in such notice (the "Good Reason Termination Date"), which date is not earlier than thirty (30) days after the date such notice is provided to DST (the "Notice Delivery Date") and not later than ninety (90) days after the Notice Delivery Date, and (ii) DST does not remedy the event prior to the Good Reason Termination Date. Within five
(5) days after the Good Reason Termination Date, DST shall pay to Executive his full Base Salary through such Good Reason Termination Date, to the extent not theretofore paid, plus a lump sum amount equal to the Special Severance Payment (computed as provided in the first sentence of Paragraph 7(d), except that for purposes of such computation all references to "Termination" shall be deemed to be references to "Good Reason Termination Date"). Upon the Good Reason Termination Date of Executive, Specified Benefits to which Executive was entitled immediately prior to the Good Reason Termination Date shall continue or be reimbursed on the same terms and conditions as provided in Paragraph 7(d) in the case of Termination (including equivalent payments provided for therein). For purposes of this Agreement, Executive shall have "good reason" if there occurs without his consent: (a) a material reduction in the character of the duties assigned to Executive or in Executive's level of work responsibility or conditions; (b) a material reduction in Executive's Base Salary as in effect immediately prior to the Control Change Date or as the same may have been increased thereafter; (c) the material relocation of the principal executive offices of DST or its successor to a location outside the metropolitan area of Kansas City, Missouri or requiring Executive to be based anywhere other than DST's principal executive office, except for required travel on DST's business to an extent substantially consistent with Executive's obligations immediately prior to the Control Change Date; or (d) any material breach by DST of this Agreement to the extent not previously specified; provided, however, that Executive shall not have "good reason" under this subparagraph (d) based on a breach of Paragraph 7(b) if participation in any plan of the type referred to in Paragraph 7(b) in effect as of the Control Change Date is immaterial or benefits to Executive from participation in such plans are not reduced by more than ten percent (10%) in the aggregate.

          (f) TERMINATION FOR CAUSE AFTER CONTROL CHANGE DATE. Notwithstanding any other provision of this Paragraph 7, at any time after the Control Change Date, Executive may be terminated by DST "for cause" without notice and without any payment


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

hereunder only if such termination is for an act of dishonesty by Executive constituting a felony under the laws of the State of Missouri which resulted or was intended to result in gain or personal enrichment of Executive at DST's expense.

               (g)  MITIGATION AND EXPENSES.

                    (i) OTHER EMPLOYMENT. After the Control Change Date, Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and, except as expressly set forth herein, no such other employment, if obtained, or compensation or benefits payable in connection therewith shall reduce any amounts or benefits to which Executive is entitled hereunder.

                    (ii)  EXPENSES.  If any  dispute  should  arise  under  this
               Agreement after the Control Change Date involving an effort by Executive to protect, enforce or secure rights or benefits claimed by Executive hereunder, DST shall pay (promptly upon demand by Executive accompanied by reasonable evidence of incurrence) all reasonable expenses (including attorneys' fees) incurred by Executive in connection with such dispute, without regard to whether Executive prevails in such dispute except that Executive shall repay DST any amounts so received if a court having jurisdiction shall make a final, nonappealable determination that Executive acted frivolously or in bad faith by such dispute. To assure Executive that adequate funds will be made available to discharge DST's obligations set forth in the preceding sentence, DST has established a trust and, upon the occurrence of a Change in Control, shall promptly deliver to the trustee of such trust to hold in accordance with the terms and conditions thereof that sum which the DST Board shall have determined is reasonably sufficient for such purpose.

               (h) SUCCESSORS IN INTEREST. The rights and obligations of Executive and DST under this Paragraph 7 shall inure to the benefit of and be binding in each and every respect upon the direct and indirect successors and assigns of DST and Executive, regardless of the manner in which such successors or assigns shall succeed to the interest of DST or Executive hereunder, and this Paragraph 7 shall not be terminated by the voluntary or involuntary dissolution of DST or any merger or consolidation or acquisition involving DST, or upon any transfer of all or substantially all of DST's assets, or terminated otherwise than in accordance with its terms. In the event of any such merger or consolidation or transfer of assets, the provisions of this Paragraph 7 shall be binding upon and shall inure to the benefit of the surviving corporation or the corporation or other person to which such assets shall be transferred.

               (i) PREVAILING PROVISIONS. On and after the Control Change Date, the provisions of this Paragraph 7 shall control and take precedence over any other provisions of this Agreement which are in conflict with or address the same or a similar subject matter as the provisions of this Paragraph 7.

     8. NON-SOLICITATION AND NON-COMPETITION.

          (a) Executive covenants and agrees that, during his employment hereunder and during the three-year period immediately following any termination of that employment, Executive will not:

               (i) directly or indirectly employ or seek to employ any person employed at that time by DST or any of its subsidiaries or joint ventures or otherwise encourage or entice any such person to leave such employment.

               (ii) become employed by, enter into a consulting arrangement with or otherwise agree to perform personal services for a Competitor (as defined below);

               (iii) acquire an ownership interest in a Competitor, other than not more than a two percent (2%) equity interest in a publicly-traded Competitor; or

               (iv) solicit any customers or vendors of DST or any of its subsidiaries on behalf of or for the benefit of a Competitor.

          (b) For purposes of this Paragraph, "Competitor" means, unless the DST Board determines otherwise, any person, entity or organization that sells goods or services in the geographic area described below, which goods or services are the same or similar to (or may be used as a substitute for) those sold by a business that (i) is being conducted by DST or any subsidiary or joint venture of DST in the geographic area at the time in question and (ii) was being conducted by DST or any subsidiary or joint venture of DST in the geographic area on the date of Executive's termination of employment.

          (c) The "geographic area" referred to in this Paragraph 8 shall mean the United States and any other country in which DST or any subsidiary or joint venture of DST has, at the termination of Executive's employment, offices or operations which accounted for one percent (1%) or more of the annual revenues of DST or any of its subsidiaries or joint ventures during the time in question.

          (d) Executive acknowledges that monetary damages will not be an adequate remedy for DST in the event of a breach of this Paragraph 8, and that it would be impossible for DST to measure damages in the event of such a breach. Therefore, Executive agrees that, in addition to other rights that DST may have, DST is entitled to an injunction preventing Executive from any such breach.

          (e) If the DST Board (excluding Executive, if Executive is a member of the DST Board) by majority vote, determines in good faith that Executive has breached any of the covenants in this Paragraph 8, then DST shall have no further obligations to pay any amounts or provide any benefits under this Agreement.

     9. GROSS-UP PAYMENT. If at any time or from time to time, it shall be determined by tax counsel mutually agreeable to DST and Executive that any payment or other benefit to Executive pursuant to this Agreement or otherwise ("Potential Parachute Payment") is or will be taken into account in determining the amount potentially subject to the excise tax imposed by Section 4999 of the Code or any similar tax ("Excise Taxes"), then DST shall, subject to the limitations below, pay or cause to be paid a tax gross-up payment ("Gross-Up

Payment"). The Gross-Up Payment is intended to compensate Executive for all Excise Taxes payable by Executive with respect to Potential Parachute Payments and all Taxes or Excise Taxes payable by Executive with respect to the Gross-Up Payment, such payment to be made within 5 business days after determination of the amount thereof, and in no event later than the date the Executive is required to remit the Excise Taxes to the applicable tax authority. The Gross-Up Payment shall be an amount equal to the product of (a) the amount of the Excise Taxes multiplied by (b) a fraction (the "Gross-Up Multiple"), the numerator of which is one (1.0), and the denominator of which is one (1.0) minus the lesser of (i) the sum, expressed as a decimal fraction, of the effective marginal rates of any taxes and any Excise Taxes applicable to the Gross-Up Payment or (ii) ..80, it being intended that the Gross-Up Multiple shall in no event exceed five (5.0). If different rates of tax are applicable to various portions of a Gross-Up Payment, the weighted average of such rates shall be used. Excise Taxes and other penalties under Section 409A of the Code shall not be "any similar tax" for purposes of this Agreement.

          (a) To the extent possible, any payments or other benefits to Executive pursuant to this Agreement shall be allocated as consideration for Executive's entry into the covenants made by him in Paragraph 8(a).

          (b) Notwithstanding any other provisions of this Paragraph 9, if the aggregate After-Tax Amount (as defined below) of the Potential Parachute Payments and Gross-Up Payment that, but for this limitation, would be payable to Executive, does not exceed 120% of After-Tax Floor Amount (as defined below), then no Gross-Up Payment shall be made to Executive and the aggregate amount of Potential Parachute Payments payable to Executive shall be reduced (but not below the Floor Amount) to the largest amount which would both (i) not cause any Excise Tax to be payable by Executive and (ii) not cause any Potential Parachute Payments to become nondeductible by DST by reason of Section 280G of the Code (or any successor provision). For purposes of the preceding sentence, Executive's highest effective after-tax marginal rate of taxes shall be applied.

          For purposes of this Agreement:

               (i) "After-Tax Amount" means the portion of a specified amount that would remain after payment of all taxes paid or payable by Executive in respect of such specified amount; and

               (ii) "Floor Amount" means the greatest pre-tax amount of Potential Parachute Payments that could be paid to Executive without causing Executive to become liable for any Excise Taxes in connection therewith; and

               (iii) "After-Tax Floor Amount" means the After-Tax Amount of the Floor Amount.

          (c) If for any reason tax counsel mutually agreeable to DST and Executive later determine that the amount of Excise Taxes payable by Executive is greater than the amount initially determined pursuant to the above provisions of this Paragraph 9, then DST shall, subject to Paragraphs 9(d) and 9(e) pay Executive, within thirty (30) days of such determination, or pay to the IRS as required by applicable law, an amount (which shall also be deemed a Gross-Up

Payment) equal to the product of (a) the sum of (i) such additional Excise Taxes and (ii) any interest, penalties, expenses or other costs incurred by Executive as a result of having taken a position in accordance with a determination made pursuant to Paragraph 9(d) multiplied by (b) the Gross-Up Multiple.

          (d) Executive shall immediately notify DST in writing (an "Executive's Notice") of any claim by the IRS or other taxing authority (an "IRS Claim") that, if successful, would require the payment by Executive of Excise Taxes in respect of Potential Parachute Payments in an amount in excess of the amount of such Excise Taxes determined in accordance with Paragraph 9. Executive's Notice shall fully inform DST of all particulars of the IRS Claim and the date on which such IRS Claim is due to be paid (the "IRS Claim Deadline").

          DST shall direct the Executive as to whether to pay all or part of the IRS Claim or to contest the IRS Claim or to pursue a claim for a refund (a "Refund Claim") of all or any portion of such Excise Taxes, other taxes, interest or penalties as may be specified by DST in a written notice to Executive. If DST directs Executive to pay all or part of the IRS Claim, the amount of such payment shall also be deemed a Gross-Up Payment, which DST shall pay to the Executive or the IRS, as appropriate. The Executive shall cooperate fully with DST in good faith to contest such IRS Claim or pursue such Refund Claim (including appeals) and shall permit DST to participate in any proceedings relating to such IRS Claim or Refund Claim.

          DST shall control all proceedings in connection with such IRS Claim or Refund Claim (as applicable) and in its discretion may cause Executive to pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the Internal Revenue Service or other taxing authority.

          DST shall pay directly all legal, accounting and other costs and expenses (including additional interest and penalties) incurred by DST or Executive in connection with any IRS Claim or Refund Claim, as applicable, and shall indemnify Executive, on an after-tax basis, for any Excise Tax or income tax, including related interest and penalties, imposed as a result of such payment of costs or expenses.

          (e) If Executive receives any refund with respect to Excise Taxes, Executive shall (subject to DST's complying with any applicable requirements of Paragraph 9(d)) promptly pay DST the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). Any contest of a denial of refund shall be controlled by Paragraph 9(d).

     10. NOTICE. Notices and all other communications to either party pursuant to this Agreement shall be in writing and shall be deemed to have been given when personally delivered, delivered by telecopy or deposited in the United States mail by certified or registered mail, postage prepaid, addressed, in the case of DST, to DST, 333 West 11th Street, Kansas City, Missouri 64105,
Attention: Corporate Secretary, or, in the case of the Executive, to him at 4909 Sunset Drive, Kansas City, Missouri 64112, or to such other address as a party shall designate by notice to the other party.

     11. AMENDMENT. No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in a writing signed by Executive and the Executive Vice President of DST. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time.

     12. SUCCESSORS AND ASSIGNS; ASSIGNMENT BY EXECUTIVE PROHIBITED. The rights and obligations of DST under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of DST. Except as provided in Paragraph 7(h), neither this Agreement nor any of the payments or benefits hereunder may be pledged, assigned or transferred by Executive either in whole or in part in any manner, without the prior written consent of DST.

     13. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforeceable provisions were omitted.

     14. CONTROLLING LAW AND JURISDICTION. The validity, interpretation and performance of this Agreement shall be subject to and construed under the laws of the State of Missouri, without regard to principles of conflicts of law.

     15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, except this Agreement does not supersede any Officer Indemnification Agreement between DST and Executive.

     16. CODE SECTION 409A.

          (a) To extent that the Executive would otherwise be entitled to any payment or benefit under this Agreement or any plan or arrangement of DST or its affiliates, that constitutes "deferred compensation" subject to Section 409A of the Code ("Section 409A") and that if paid during the six months beginning on the date of Executive's termination of employment would be subject to additional taxes and penalties under Section 409A ("409A Penalties") because the Executive is a "specified employee" (within the meaning of Section 409A and as determined from time to time by the Compensation Committee of DST), the payment will be paid to the Executive on the earliest of the six-month anniversary of the termination of employment, a change in ownership or effective control of DST (within the meaning of Section 409A) or the Executive's death. In addition, any payment or benefit due upon a termination of employment that represents a "deferral of compensation" within the meaning of Section 409A shall be paid or provided to the Executive only upon a "separation from service" as defined in Treas. Reg. 1.409A-1(h). To the extent applicable, each severance payment made under this Agreement shall be deemed to be separate payments, and amounts payable under this Agreement shall be deemed not to be a "deferral of compensation" subject to Section 409A to the extent provided in the exceptions in Treas. Reg. 1.409A-1(b)(4) ("short-term deferrals") and (b)(9) ("separation pay plans," including the exception under subparagraph (iii)) and other applicable provisions of Treas. Reg. 1.409A-1 through 1.409A-6.

          (b) Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Agreement is determined to be subject to Section 409A, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement in any other calendar year (except for any life-time or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which the Executive incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective on the day and year first above written.

                                      By:    /s/ Thomas A. McDonnell
                                           -------------------------------------
                                           Thomas A. McDonnell



                                      DST SYSTEMS, INC.


                                      By:    /s/ Thomas A. McCullough
                                           -------------------------------------
                                           Thomas A. McCullough, Executive Vice
                                           President and Chief Operating Officer